Exhibit 4.2

Execution Version

GMX RESOURCES INC.

as Issuer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 28, 2009

to

Indenture

Dated as of October 28, 2009

4.50% Convertible Senior Notes due 2015

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 28, 2009, between GMX Resources Inc., an Oklahoma corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A, (the “Trustee”) as trustee under the Indenture dated as of October 28, 2009, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 9.01(g) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Sections 2.01 and 3.01 of the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “4.50% Convertible Senior Notes due 2015” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Conversion Notice, Form of Fundamental Change Repurchase Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, in each case, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding or conflicting provisions in the Original Indenture.

SECTION 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 5.17.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Applicable Conversion Rate” shall mean the Conversion Rate in effect at any given time.

“Bid Solicitation Agent” means the Trustee or an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Notes, which shall in no event be an Affiliate of the Company. The Bid Solicitation Agent shall initially be the Trustee.

“Business Day” means, solely for purposes of this Supplemental Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Settlement” has the meaning specified in Section 4.03(a).

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” has the meaning specified in Section 4.03(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company as they exist on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, Common Equity interests, ordinary shares or depositary shares or other certificates representing Common Equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Continuing Director” means a director who either was a member of the Board of Directors on October 22, 2009, or who becomes a member of the Board of Directors subsequent to such date and whose election, appointment or nomination for election by the Company’s shareholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director. Solely for purposes of this definition, the phrase “or any duly authorized committee of that board” in the definition of “Board of Directors” shall be disregarded.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Trustee shall initially be the Conversion Agent.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b).

“Conversion Obligation” has the meaning specified in Section 4.01(a).

“Conversion Price” means, in respect of each Note, as of any date, $1,000, divided by the Applicable Conversion Rate as of such date.

“Conversion Rate” means, initially, 53.3333 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, 5% of the product of (a) the Applicable Conversion Rate and (b) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount” for each of the 20 consecutive Trading Days during the relevant Observation Period, shall consist of:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value, and

(b) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GMXR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Effective Date” has the meaning specified in Section 4.06(b).

“Event of Default” has the meaning specified in Section 5.01.

“Ex-Dividend Date” has the meaning specified in Section 4.04(h).

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Schedule B.

“Form of Conversion Notice” shall mean the “Form of Conversion Notice” attached as Attachment 1 to the Form of Note attached hereto as Schedule B.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Schedule B.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following events occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity and (x) such person or group files a Schedule 13D, Schedule 13G, Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (y) the Company otherwise knows or has reason to know of any such person or group, in any case, other than pursuant to a transaction that would otherwise be subject to clause (b) below but for the proviso thereto;

(b) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that any such share exchange, consolidation or merger will not be a Fundamental Change if holders of the Company’s Common Equity immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction;

(c) Continuing Directors cease to constitute at least a majority of the Company’s Board of Directors;

(d) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(e) the Common Stock (or other common stock or depositary shares or receipts in respect thereof into which the Notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), except as a result of a merger to which the Company is a party or a tender offer or exchange offer for the Common Stock or depositary shares or receipts in respect thereof or other common stock or depositary shares or receipts in respect thereof into which the Notes are then convertible.

A transaction or event described in clause (b) above will not constitute a Fundamental Change, however, if 90% of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares, in connection with the transaction or transactions consists of Publicly Traded Securities and, as a result of such transaction or event, the Notes become convertible into such consideration, as described in Section 4.07 hereof. Solely for purposes of clause (c) of the definition of “Fundamental Change,” the phrase “or any duly authorized committee of that board” in the definition of “Board of Directors” shall be disregarded.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any Note that is a Global Security.

“Holder” or “Noteholder” means a Person in whose name a Note is registered in the Security Register.

“Indebtedness” means:

(i) all of the Company’s indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii) all of the Company’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;

(iii) all of the Company’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the Company’s balance sheet;

(iv) all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

(v) all of the Company’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(vi) all of the Company’s direct or indirect guaranties or similar agreements by us in respect of, and all of the Company’s obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (i) through (v) above; and

(vii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi) above.

“Indenture” means the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture and this Supplemental Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest, if any.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each May 1 and November 1 of each year.

“Issue Date” means the first date the Notes are originally issued as set forth on the face of such Note under this Supplemental Indenture.

“Last Reported Sale Price” of the Common Stock, on any date means, the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Market Inc. or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” shall have the meaning specified in Section 4.06(a).

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Measurement Period” has the meaning specified in Section 4.01(a)(ii).

“Merger Event” has the meaning specified in Section 4.07(a).

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01.

“Notice of Default” has the meaning specified in Section 5.01(g).

“Observation Period” with respect to any Note surrendered for conversion means:

(i) except as set forth in clause (ii) of this definition, if the relevant Conversion Date occurs on or after February 1, 2015, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding May 1, 2015;

(ii) if the relevant Conversion Date occurs on or after the date of issuance of a Redemption Notice, but prior to the relevant Redemption Date, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding such Redemption Date; and

(iii) in all other instances, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the relevant Conversion Date.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Paying Agent” has the meaning set forth in the Original Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, Fundamental Change Repurchase Price of, or Redemption Price of, any Notes on behalf of the Company.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Physical Settlement” has the meaning specified in Section 4.03(a).

“Place of Payment” means, for purposes of the Notes, New York, New York.

“Publicly Traded Securities” means, in respect of a transaction or transactions described in clause (b) of the definition of Fundamental Change, shares of common stock that are traded on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any or their respective successors) or will be so traded or quoted when issued or exchanged in connection with such transaction or event.

“record date” has the meaning specified in Section 4.04(i).

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

“Redemption Notice” has the meaning specified in Section 9.02.

“Redemption Price” means the price at which the Notes may be redeemed, as set forth in Section 9.01.

“Reference Property” has the meaning specified in Section 4.07(a).

“Regular Record Date” means, with respect to the payment of interest on the Notes, the April 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on May 1 and the October 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on November 1.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” shall mean a Business Day.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Specified Dollar Amount” means the dollar amount per $1,000 principal amount of converted Notes as specified in the notice specifying the Company’s chosen Settlement Method.

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stated Maturity” means, with respect to any Note and the payment of the principal amount thereof, May 1, 2015.

“Stock Price” has the meaning specified in Section 4.06(b).

“Successor Company” has the meaning specified in Section 8.01(a).

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

“Trading Day” means, except as provided in Section 4.03(g) hereof, a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects;

provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate. If the Company does not instruct the Bid Solicitation Agent to obtain bids when required pursuant to Section 4.01(a)(ii), the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate on each day the Company fails to do so.

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Underwriters” means Credit Suisse Securities (USA) LLC, Jefferies & Company, Inc. and Capital One Southcoast, Inc.

“unit of Reference Property” has the meaning specified in Section 4.07(a).

“Valuation Period” has the meaning specified in Section 4.04(c).

SECTION 1.03. References to Interest. Any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if in such context, Additional Interest is, was or would be payable pursuant to Section 5.17. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

THE NOTES

SECTION 2.01. Title and Terms; Payments. There is hereby established a series of Securities designated the “4.50% Convertible Senior Notes due 2015” initially limited in aggregate principal amount to $86,250,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 3.03 of the Original Indenture.

The principal amount of Notes then Outstanding shall be payable at the Stated Maturity. Interest on the Notes shall accrue at a rate of 4.50% per annum, from October 28, 2009 or from the most recent date on which interest has been paid or duly provided for, until the principal thereof is paid or made available for payment. Interest shall be payable on each Interest Payment Date, beginning on May 1, 2010, to the Person in whose name a Note is registered on the Security Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date.

The Company may, without the consent of the Holders of the Notes, hereafter issue additional Notes (“Additional Notes”) under the Indenture with the same terms and with the same CUSIP numbers as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes must be part of the same issue as the Initial Notes for federal income tax purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

The Form of Note shall be substantially as set forth in Schedule B and the Form of Conversion Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Attachments 1, 2 and 3, respectively, to Schedule B, each of which is incorporated into and shall be deemed a part of this Supplemental Indenture, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of and interest on any Physical Notes at the office or agency designated by the Company for that purpose by check mailed to the Holders of these Notes, unless a Holder timely requests to have such amounts paid by wire transfer in accordance with the final three sentences of this paragraph, in which case the Company shall instead pay such principal of and interest on any Physical Notes by wire transfer in accordance with the transfer instructions provided in such request. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Security Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Security Registrar for the Notes. Payments on any Physical Notes having an aggregate principal amount of more than $5,000,000 shall be payable, if the Holder of such Physical Notes so requests in accordance with the two immediately succeeding sentences, by wire transfer of immediately available funds to an account specified by the Holder within the United States. To request payment by wire transfer, the Holder must give appropriate transfer instructions to the Trustee or other Paying Agent (if not the Trustee) at least 15 Business Days before the requested wire payment is due and, in the case of any interest payments, the instructions must be given by the Person who is shown on the Trustee’s records as the Holder of the Physical Note on the applicable Regular Record Date. All applications for payment by wire transfer shall be made no later than the applicable Regular Record Date and shall remain in effect unless and until new instructions are given in the manner described in the immediately preceding sentence.

SECTION 2.02. Book-Entry Provisions for Global Notes. The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

SECTION 2.03. Reporting Requirement. For purposes of the Notes, the period within which the Company is required to perform its delivery obligation as set forth in Section 7.04 of the Original Indenture, shall be reduced from 30 days to 15 days.

SECTION 2.04. Repurchase and Cancellation. To the extent permitted by law, the Company may repurchase Notes in open-market purchases or negotiated transactions without giving prior notice to Holders. The Company shall surrender any Notes repurchased by the Company to the Trustee for cancellation in accordance with Section 3.09 of the Original Indenture and any such Notes repurchased by the Company shall be retired and no longer Outstanding. Any Notes surrendered for cancellation by the Company shall not be reissued or resold.

ARTICLE 3

FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

SECTION 3.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Stated Maturity, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 45 calendar days following the date of the Fundamental Change Company Notice, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest on the Interest Payment Date to the Holders of record on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased pursuant to this Article 3.

Purchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Schedule B specifying:

(A) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or a multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that (x) such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice and (y) in the case of Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate procedures of the Depositary.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder on the later of (i) the Fundamental Change Repurchase Date or (ii) the time of the book-entry transfer or delivery of the Notes (as specified in Section 3.02 hereof).

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 3.03 below.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes and the Trustee and Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or in the case of Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing a Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article 3;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with Section 3.03; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) There shall be no repurchase of any Notes pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (i) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Supplemental Indenture, or (ii) held by it during the continuance of an acceleration of the Notes (other than an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.02. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.01(a), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder on the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 3.01(a) have been satisfied) and (y) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

SECTION 3.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) in the case of Physical Notes, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that in the case of Global Notes, the notice must comply with appropriate procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

SECTION 3.04. Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.03 of the Original Indenture) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of and, if the Fundamental Change Repurchase Date occurs after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, accrued and unpaid interest on, all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 3.04. If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of, plus any such interest on, the Notes for which a Fundamental Change Repurchase Notice has been submitted and not withdrawn in accordance with this Supplemental Indenture as of 11:00 a.m. New York City time on the Fundamental Change Repurchase Date, then as of such Fundamental Change Repurchase Date, (a) such Notes will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if the Fundamental Change Repurchase Date occurs after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, accrued and unpaid interest on such Notes, in the case of the Fundamental Change Repurchase Price, upon delivery or book-entry transfer of such Notes).

SECTION 3.05. Notes Repurchased in Whole or in Part. Any Note that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

SECTION 3.06. Covenant to Comply With Applicable Laws Upon Repurchase of Notes. In connection with any repurchase of Notes under Section 3.01, the Company shall, in each case if required, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws, in each case, so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

SECTION 3.07. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of, and any accrued and unpaid interest on, the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then as soon as practicable following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 4

CONVERSION

SECTION 4.01. Right to Convert.

(a) Subject to and upon compliance with the provisions of this Article 4, each Holder of Notes shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount that is $1,000 or an integral multiple thereof, at the Applicable Conversion Rate (subject to the settlement provisions set forth in Section 4.03, the “Conversion Obligation”), (x) prior to the close of business on the Business Day immediately preceding February 1, 2015, but only upon the satisfaction of one or more of the conditions set forth in clauses (i) through (v) below and only during the periods described therein and (y) on or after February 1, 2015 through the close of business on the Business Day immediately preceding the Stated Maturity irrespective of the conditions set forth below:

(i) Prior to the close of business on the Business Day immediately preceding February 1, 2015, a Holder may surrender all or a portion of its Notes for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after January 1, 2010, if the Last Reported Sale Price of the Common Stock for at least 20 Trading

Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each such Trading Day.

(ii) Prior to the close of business on the Business Day immediately preceding February 1, 2015, a Holder of Notes may surrender its Notes for conversion during the five Business-Day period after any five consecutive Trading-Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of the Notes in accordance with the procedures set forth in this Section 4.01(a)(ii), for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 4.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate. At the time of receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate. If the Trading Price condition has been met the Company shall so notify the Holders of the Notes in the manner provided in Section 1.07 of the Original Indenture, the Trustee and the Conversion Agent. If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate for such date, the Company shall so notify the Holders of the Notes in the manner provided in Section 1.07 of the Original Indenture, the Trustee and the Conversion Agent.

(iii) If, prior to the close of business on the Business Day immediately preceding February 1, 2015, the Company elects to:

(A) issue to all or substantially all holders of Common Stock certain rights (in the case of rights issued under a shareholder rights agreement, only following the distribution of separate certificates evidencing such rights) entitling them to purchase, for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share Fair Market Value, as reasonably determined by the Company’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution,

then, in either case, the Company shall notify the Holders of the Notes, in the manner provided in Section 1.07 of the Original Indenture, at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of (x) the close of business on the Business Day immediately prior to such Ex-Dividend Date and (y) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.

(iv) If, prior to the close of business on the Business Day immediately preceding February 1, 2015, a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Article 3 hereof, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender Notes for conversion at any time from or after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date. The Company shall notify Holders and the Trustee, in the manner provided in Section 1.07 of the Original Indenture as promptly as practicable following the date the Company publicly announces such transaction, but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction.

(v) If the Company calls the Notes for redemption, Holders may convert their Notes during the period from, and including, the date of the Redemption Notice to the close of business on the Business Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time, after which time the Holder’s right to convert shall expire (unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert such Notes until the Redemption Price has been paid or duly provided for).

(b) Notes may not be converted after the close of business on the Business Day immediately preceding May 1, 2015.

SECTION 4.02. Conversion Procedures. (a) Each Note shall be convertible at the office of the Conversion Agent and, in the case of a Global Note, in accordance with the procedures of the Depositary.

(b) In order to exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 4.03(e) and any transfer taxes, if required, pursuant to Section 4.08, and the Trustee or Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required, pay all transfer or similar taxes as set forth in Section 4.08; and

(v) if required, make any payment required under Section 4.03(e).

The date on which the Holder satisfies all of the applicable requirements set forth above shall be the “Conversion Date.” The Trustee will, as promptly as possible, and in any event within two (2) Business Days, provide the Company with notice of any conversion exercises by Holders of which a Responsible Officer becomes aware.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date; provided, however, that the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall become the holder of record of such shares of Common Stock as of the close of business on the relevant Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be.

(e) Upon the conversion of a beneficial interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Note may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with Article 3 hereof prior to the close of business on the Business Day prior to the relevant Fundamental Change Repurchase Date.

SECTION 4.03. Settlement Upon Conversion. (a) Subject to Section 4.02 and Section 4.06, upon any conversion of any Note, the Company may choose to pay or deliver, as the case may be, (i) solely cash (“Cash Settlement”), (ii) solely shares of its Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock (“Physical Settlement”) or (iii) a combination of cash and shares of its Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock (“Combination Settlement”). Subject to Section 4.03(h), the Company shall pay or deliver, as the case may be, to converting Holders, in respect of each $1,000 principal amount of Notes being converted, the consideration due upon conversion as described below in Section 4.03(b) on (i) the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, and (ii) on the third Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method.

(b) The amount of cash and/or the number of shares of Common Stock due upon conversion of the Notes shall be computed as follows:

(i) if the Company elects to satisfy its Conversion Obligation by Physical Settlement, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (x) the aggregate principal amount of Notes to be converted, divided by $1,000 and (y) the Applicable Conversion Rate;

(ii) if the Company elects to satisfy its Conversion Obligation by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the relevant Observation Period; and

(iii) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, an amount of cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the relevant Observation Period.

(c) The same Settlement Method shall be used in each of the following cases:

(i) all conversions occurring on or after February 1, 2015, and all conversions occurring on or after the date of issuance of a Redemption Notice and prior to the related Redemption Date; and

(ii) all conversions occurring on the same Conversion Date prior to February 1, 2015 (except, if the Company elects to redeem the Notes, during the period after the date of issuance of a Redemption Notice and prior to the related Redemption Date).

provided however, that except as described in (i) and (ii) above, the Company shall not have any obligation to elect the same Settlement Method with respect to conversions occurring on different Trading Days. If the Company elects a Settlement Method, the Company will inform Holders so converting through the Trustee of such Settlement Method selected no later than the second Trading Day immediately following the related Conversion Date (or, in the case of any Conversion Date occurring on or after (x) the date of issuance of a Redemption Notice and prior to the related Redemption Date, in such Redemption Notice or (y) February 1, 2015, no later than February 1, 2015). If the Company does not timely elect a Settlement Method, it shall no longer have the right to elect Cash Settlement or Physical Settlement, and it shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount shall be equal to $1,000. If the Company elects Combination Settlement, but does not indicate a Specified Dollar Amount, the Specified Dollar Amount shall be deemed to be $1,000. It is the Company’s current intent and policy to settle conversion through Combination Settlement with a Specified Dollar Amount of $1,000.

(d) Subject to clause (e) below, upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, if any.

(e) If Notes are converted after the close of business on a Regular Record Date for the payment of interest, Holders of such Notes at the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date, must be accompanied by funds equal to the full amount of interest, if any, payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Stated Maturity; (ii) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (iii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date or; (iv) to the extent of any Defaulted Interest, if any overdue interest exists at the time of conversion with respect to such Note.

(f) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Daily VWAP of the Common Stock on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

(g) Solely for purposes of determining the consideration due upon conversion under this Section 4.03, and notwithstanding the definition of “Trading Day” contained in Section 1.01, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or quoted, “Trading Day” means a Business Day.

(h) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with this Section 4.03. However, if the consideration paid for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the amount of cash due upon conversion of the Notes shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change (in lieu of the Daily VWAP), and the relevant Conversion Obligation per $1,000 principal amount of Notes shall be equal to the Applicable Conversion Rate (including any adjustment as described in Section 4.06 hereof), multiplied by such Stock Price. In such event, the consideration due upon conversion shall be determined and paid to Holders solely in cash on the third Business Day following the relevant Conversion Date.

SECTION 4.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustment to the Conversion Rate if Holders of Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 4.04 without having to convert their Notes as if such Holders held a number of shares of Common Stock equal to the Applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS0
OS1

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, or any share split or combination of the type described in this clause (a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of any class of Capital Stock of the Company, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b) above;

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs as to which provisions set forth below in this Section 4.04(c) shall apply;

then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of Indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Notes shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of Indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

Any increase made under the above portion of this Section 4.04(c) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were Common Stock) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references above to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Applicable Conversion Rate.

For the purposes of this Section 4.04(c) (and subject in all respects to Section 4.12), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 4.04(c) and subsections (a) and (b) of this Section 4.04, any dividend or distribution to which this Section 4.04(c) applies which also includes one or both of:

(A)	a dividend or distribution of shares of Common Stock to which Section 4.04(a) applies (the “Clause A Distribution”);

(B)	a dividend or distribution of rights, options or warrants to which Section 4.04(b) applies (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect thereto shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.04(b).

(d) If any cash dividend or distribution is made to all, or substantially all, holders of the outstanding Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP 0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 4.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date of such tender or exchange offer to, but excluding, the Conversion Date in determining the Applicable Conversion Rate.

If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) If any distribution or transaction described in clauses (a) to (e) above has not yet resulted in an adjustment to the Applicable Conversion Rate on the Conversion Date, and the shares of Common Stock Holders shall receive on settlement of the relevant conversion are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then the Company shall adjust the number of shares it delivers to Holders to reflect the relevant distribution or transaction.

(g) Notwithstanding anything to the contrary in this Article 4, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described in Section 4.03 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h) “Ex-Dividend Date” shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

(i) For purposes of this Section 4.04, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(j) The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 4.04(j), the Company shall mail to Holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k) The Company may make such increases in the Conversion Rate, in addition to any adjustments required by Sections 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or 4.04(j), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

(l) All calculations under this Article 4 shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one-ten-thousandth of a share (with one-half of a cent or five one-hundred-thousandths rounded upward), as the case may be. No adjustment shall be required to be made for the Company’s issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.12.

(m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(n) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(o) Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share split or a share combination).

(p) Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate shall be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this Section 4.04(p) and outstanding as of the date the Notes were first issued;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest on the Notes, if any.

(q) No adjustment to the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If an adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, (i) upon any conversion of Notes (solely with respect to the Notes to be converted), (ii) on every one-year anniversary from the Issue Date of the Notes and (iii) on May 1, 2015, the Company shall give effect to all adjustments that the Company has otherwise deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

SECTION 4.05. Adjustments of Average Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

SECTION 4.06. Adjustments Upon Certain Fundamental Changes. (a) If (i) a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof) occurs or (ii) the Company calls the Notes for redemption pursuant to Article 9 (either event, a

“Make-Whole Fundamental Change”), and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change described in clause (i) above if the Conversion Notice is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change described in clause (ii) above if the Conversion Notice is received by the Conversion Agent from, and including, the date of issuance of a Redemption Notice pursuant to Article 9 up to, but excluding, the relevant Redemption Date. The Company shall notify Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(b) The number of Additional Shares, if any by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. In connection with a Make-Whole Fundamental Change triggered by a redemption of the Notes pursuant to Article 9, the Effective Date of such Make-Whole Fundamental Change shall be the date on which the Company issues the relevant Redemption Notice.

(c) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted pursuant to Section 4.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 4.04.

(d) The table in Schedule A hereto sets forth the Effective Date and the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes for various Stock Prices and Effective Dates.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and the later Effective Dates, as applicable, based on a 365-day year.

(ii) If the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to clause (c)), no Additional Shares shall be added to the Conversion Rate.

(iii) If the Stock Price is less than $15.00 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the column headings of the table in Schedule A pursuant to clause (c)), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 66.6667 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.04.

SECTION 4.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. (a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii) any consolidation, merger or combination involving the Company;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange;

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversation Rate prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (i) the Company shall continue to have the right to determine the form of consideration to be paid and delivered, as the case may be, upon conversion of the Notes in accordance with Section 4.03 and (ii) (x) any amount payable in cash upon conversion of the Notes in accordance with Section 4.03 shall continue to be payable in cash, (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.03 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (z) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If, as a result of the Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (x) the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (y) the unit of Reference Property for purposes of the foregoing paragraph shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person.

(b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

SECTION 4.08. Taxes on Shares Issued. Any issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, stamp or any similar issue or transfer tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder and Physical Settlement is applicable).

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 4.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method(s) employed (or herein or in any supplemental indenture provided to be employed) in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.07 relating either to the kind or amount of shares of stock or securities or property (including cash or any combination thereof) receivable by Holders upon the conversion of their Notes after any event referred to in Section 4.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01 of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 4.11. Notice to Holders Prior to Certain Actions. Unless a notice has been provided under Section 4.01(a)(iii) or Section 4.01(a)(iv), as applicable, in case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.04; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Noteholder at such Holder’s address appearing in the Security Register, as promptly as practicable but in any event at least 30 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 4.12. Shareholder Rights Plan. Each share of Common Stock, if any, issued upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company and in effect upon conversion of such Notes, as the same may be amended from time to time. If prior to any conversion, however, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of Indebtedness, assets, property, rights, options or warrants as described in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 4.13. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 4 shall be conclusive if made in good faith, absent manifest error.

ARTICLE 5

EVENTS OF DEFAULT; REMEDIES

SECTION 5.01. Events of Default. Article Five of the Original Indenture shall not apply to the Notes. Instead, the events of default provisions set forth in this Article 5 shall, with respect to the Notes, supersede in their entirety Article Five of the Original Indenture, and all references in the Original Indenture to Article Five thereof and events of default provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and events of default provisions set forth in this Article 5, respectively. Each of the following events shall be an “Event of Default” wherever used herein with respect to the Notes:

(a) default in the payment of the principal amount on any Note when due at the Stated Maturity, upon redemption, repurchase, declaration of acceleration or otherwise;

(b) default in the payment of any interest (including Additional Interest, if any) on any Notes when due and payable and such failure continues for a period of 30 days past the applicable due date;

(c) failure by the Company to provide the Fundamental Change Company Notice or notice of a specified corporate transaction required pursuant to Section 3.01(b) or Section 4.01(a)(iii) or 4.01(a)(iv), in each case when due;

(d) failure by the Company’s to comply with its obligation to convert the Notes in accordance with Article 4 hereof upon exercise of any Holder’s conversion right;

(e) failure by the Company to pay the Fundamental Change Repurchase Price pursuant to Section 3.01(a) when due;

(f) failure by the Company to comply with its obligations under Article 8;

(g) failure by the Company to perform or observe any covenant of the Company in the Indenture, and such failure (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with) continues for a period of 30 days after there has been given, by registered or certified mail, to the Company from the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes a written notice, in each case received by the Company (and the Trustee, if applicable), specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, however, that the Company shall have 60 days after receipt of such notice to remedy any failure to comply with its obligations to deliver to the Trustee any documents or reports that the Company is required to file with the Commission pursuant to Section 2.03 of this Supplemental Indenture and Section 7.04 of the Original Indenture;

(h) default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of $10 million in the aggregate of the Company and/or any Significant Subsidiary of the Company, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or any Significant Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any Significant Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(j) the commencement by the Company or by any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any Significant Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by any Significant Subsidiary of the Company in furtherance of any such action; or

(k) a final judgment for the payment of $10 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. (a) Subject to Section 5.17, if an Event of Default (other than those specified in Sections 5.01(i) and 5.01(j) solely with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may (and the Trustee upon request of such Holders shall) declare the principal plus any accrued and unpaid interest on, all the Outstanding Notes to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount plus any accrued and unpaid interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 5.01(i) or Section 5.01(j) solely with respect to the Company, the principal amount plus any accrued and unpaid interest on all Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (other than with respect to an Event of Default under Sections 5.01(a), 5.01(b), 5.01(d), 5.01(e) or an Event of Default in respect of any covenant that cannot be amended without the consent of each Holder affected under Section 7.02) if:

(i) such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) all Events of Default, other than the non-payment of the principal amount plus accrued and unpaid interest on Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the principal amount plus accrued and unpaid interest at the Maturity thereof or in the payment of the Redemption Price or Fundamental Change Repurchase Price in respect of any Note, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes, and, in addition thereto, such further amounts required pursuant to Section 5.07.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued but unpaid interest on the Notes or to enforce the performance of any provision of the

Notes or the Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07 of the Original Indenture.

No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.05. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07 of the Original Indenture;

SECOND: To the payment of the amounts then due and unpaid on the Notes for the principal amount, Redemption Price, Fundamental Change Repurchase Price or interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

SECTION 5.06. Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of a Default specified in Section 5.01(a) or 5.01(b)), unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Default;

(ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to pursue such remedy in its own name as Trustee hereunder;

(iii) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

(iv) such Holder or Holders have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the expenses, losses and liabilities to be incurred in compliance with such request; and

(v) the Trustee for 60 days after its receipt of such notice, request and provision of adequate security or indemnity has failed to institute any such proceeding;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Fundamental Change Repurchase Price or accrued and unpaid interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Price or Fundamental Change Repurchase Date, as applicable, and to convert the Notes in accordance with Article 4, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

SECTION 5.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06 of the Original Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.11. Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(i) such direction shall not be in conflict with any rule of law or with the Indenture; and

(ii) the Trustee may refuse to follow any such direction that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

SECTION 5.12. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

(i) described in Section 5.01(a), 5.01(b), 5.01(d) or 5.01(e); or

(ii) in respect of a covenant or provision hereof which under Article 7 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 5.12 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from the Indenture, as permitted by the Trust Indenture Act.

SECTION 5.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal amount on any Note on or after Maturity of such Note, the Redemption Price or the Fundamental Change Repurchase Price.

SECTION 5.14. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15. Violation of Certain Covenants. A violation of Section 3.06 or any other covenant or agreement in the Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may only be enforced by the Trustee by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.

SECTION 5.16. Notice of Default. If a Default or Event of Default under the Indenture occurs and is continuing and is known to the Trustee, the Trustee shall give notice of such Default or Event of Default to each Holder of the Notes within 90 days after it occurs. The Trustee may withhold notice to the Holders of the Notes of any Event of Default, except defaults in payment of principal of or interest on the Notes, if and so long as a committee of the trust officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

SECTION 5.17. Alternative Remedy for Failure to Comply with Reporting Obligations in the Indenture and Trust Indenture Act. Notwithstanding anything to the contrary in the Indenture, to the extent elected by the Company in its sole discretion, the sole remedy for an Event of Default described in Section 5.01(g) above relating to the failure to comply with Section 7.04 of the Original Indenture as modified by Section 2.03 of this Supplemental Indenture or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes (the “Additional Interest”). This Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. The Additional Interest will accrue on all Outstanding Notes from and including the date on which an Event of Default relating to the failure to comply with Section 7.04 of the Original Indenture as modified by Section 2.03 of this Supplemental Indenture or the failure to comply with Section 314(a)(1) of the Trust Indenture Act first occurs to, but not including, the 61st day thereafter (or such earlier date on which the Event of Default relating to the failure to comply with Section 7.04 of the Original Indenture as modified by Section 2.03 of this Supplemental

Indenture or the failure to comply with Section 314(a)(1) of the Trust Indenture Act shall have been cured or waived). On such 61st day (or earlier, if the Event of Default relating to the failure to comply with Section 7.04 of the Original Indenture as modified by Section 2.03 of this Supplemental Indenture or the failure to comply with Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 61st day), such Additional Interest will cease to accrue and, if the Event of Default relating to the failure to comply with Section 7.04 of the Original Indenture as modified by Section 2.03 of this Supplemental Indenture or the failure to comply with Section 314(a)(1) of the Trust Indenture Act has not been cured or waived prior to such 61st day, the Notes will be subject to acceleration as provided in Section 5.02 hereof. The provisions of this paragraph shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not timely elect to pay the Additional Interest upon an Event of Default relating to the failure to comply with Section 7.04 of the Original Indenture as modified by Section 2.03 of this Supplemental Indenture or the failure to comply with Section 314(a)(1) of the Trust Indenture Act in accordance with this paragraph, the Notes shall be subject to acceleration as provided in Section 5.02 hereof. To make such election, the Company must notify the Holders, the Trustee and the Paying Agent of such election on or prior to the date such failure to comply with Section 7.04 of the Original Indenture as modified by Section 2.03 of this Supplemental Indenture or the failure to comply with Section 314(a)(1) of the Trust Indenture Act becomes an Event of Default.

ARTICLE 6

SATISFACTION AND DISCHARGE

SECTION 6.01. Satisfaction and Discharge of the Supplemental Indenture. Articles Four and Thirteen of the Original Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Articles Four and Thirteen of the Original Indenture, and all references in the Original Indenture to Articles Four and Thirteen thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the satisfaction and discharge provisions set forth in this Article 6, respectively. When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at the Stated Maturity, on any Redemption Date or Fundamental Change Repurchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash or cash and/or shares of Common Stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Stated Maturity of the Notes or upon an earlier Redemption Date or Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee (which may include any of the Underwriters), and if the

Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.03 of the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Notes.

SECTION 6.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 6.04, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 6.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment, settlement or redemption of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

SECTION 6.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of the Indenture, all monies and shares of Common Stock, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

SECTION 6.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder of the Notes may be entitled to collect unless an applicable abandoned property law designates another Person.

SECTION 6.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 6.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 6.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 7

SUPPLEMENTAL INDENTURES

SECTION 7.01. Supplemental Indentures Without Consent of Holders. Section 9.01 of the Original Indenture shall not apply to the Notes. Instead, the provisions set forth in this Section 7.01 shall, with respect to the Notes, supersede in their entirety Section 9.01 of the Original Indenture, and all references in the Original Indenture to Section 9.01 thereof and provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 7.01 and provisions set forth in this Section 7.01, respectively. The Company and the Trustee may modify or amend the Indenture or the Notes without the consent of any Noteholder to:

(i) add guarantees with respect to the Notes or secure the Notes;

(ii) evidence the assumption of the Company’s obligations to the Holders of Notes by a Successor Company relating to consolidations, mergers and sales of assets pursuant to Article 8 or Section 4.07 hereof;

(iii) surrender any right or power herein conferred upon the Company;

(iv) add covenants or Events of Default for the benefit of the Holders of the Notes;

(v) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein and that does not adversely affect the Holders of the Notes;

(vi) modify or amend the Indenture to such extent as shall be necessary to effect the qualifications of the Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

(vii) establish the forms or terms of the Notes (substantially in the form of Schedule B);

(viii) evidence the acceptance of appointment by a successor trustee;

(ix) conform, as necessary, the Indenture and the form or terms of the Notes to the section entitled “Description of Notes” as set forth in the preliminary prospectus supplement related to the Notes dated October 22, 2009, as supplemented by the related pricing term sheet; or

(x) make other changes to the Indenture or forms or terms of the Notes so long as no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders of the Notes.

SECTION 7.02. Supplemental Indentures With Consent of Holders. Section 9.02 of the Original Indenture shall not apply to the Notes. Instead, the provisions set forth in this Section 7.02 shall, with respect to the Notes, supersede in their entirety Section 9.02 of the Original Indenture, and all references in the Original Indenture to Section 9.02 thereof and provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 7.02 and provisions set forth in this Section 7.02, respectively. Except as provided below in this Section 7.02 and in Section 7.01, the Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of the Indenture or the Notes may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Notes at the time Outstanding. Without the written consent or the affirmative vote of each Holder of Outstanding Notes affected thereby, an amendment, supplement or waiver under this Section 7.02 may not:

(i) reduce the principal amount of or change the Stated Maturity of any Note;

(ii) reduce the rate of accrual for, or extend the time for payment of interest on any Note;

(iii) reduce the Redemption Price or Fundamental Change Repurchase Price or change the time at which or circumstances under which the Notes may or shall be redeemed or repurchased;

(iv) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to any Note;

(v) change the currency in which any Note is payable;

(vi) impair the right of the Holders of the Notes to convert any Note as provided in Article 4 or reduce the amount of cash, the number of shares of Common Stock or any other property receivable upon conversion, except as otherwise permitted pursuant to Article 8 or Section 4.07 hereof;

(vii) reduce the quorum or voting requirements under the Indenture;

(viii) change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in the Indenture;

(ix) amend or modify any of the provisions of this Section 7.02; or

(x) reduce the percentage of the aggregate principal amount of the Outstanding Notes the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section 7.02 or the consent of whose Holders is required for any waiver provided for in the Indenture.

It shall not be necessary for any Act of Holders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 7.03. Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be mailed to each Noteholder, at his address appearing on the Security Register provided for in the Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notice, shall not affect the legality or validity of such supplemental indenture.

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01. Company May Consolidate, etc., Only on Certain Terms. In addition to the provisions set forth under Article Eight of the Original Indenture, the Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all its assets to another Person, unless:

(a) the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) shall be a corporation organized and existing under (i) the laws of the United States of America, any state thereof or the District of Columbia, or (ii) any other jurisdiction so long as the Successor Company agrees to submit to service of process in any state in the United States of America or the District of Columbia and, in the case of clause (ii) above, the Successor Company provides a full and unconditional indemnity and provision for additional amounts required to be withheld from payments or deliveries to Holders or beneficial owners of the Notes under applicable United States or foreign laws, rules, regulations or authorities, and any other incremental tax liabilities or costs of such Holders or beneficial owners as a result of such merger or other transaction, and in each case the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Notes and the Indenture;

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the Indenture; and

(d) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders or beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such transaction and will be subject to United States federal income tax in the same amount, in the same manner and at the same times as would have been the case if the transaction had not occurred, except where any of the foregoing are subject to the indemnification provided for in Section 8.01(a) above.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company formed by such consolidation or into which the Company is merged or the Successor Company to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a conveyance, transfer or lease of all or substantially all the Company’s assets (in which case the Company will not be discharged from the obligation to pay the principal amount of and interest on the Notes) and except for obligations, if any, that the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under the Indenture and the Notes. Subject to Section 9.03 of the Original Indenture, the Company, the Trustee and the Successor Company shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Company and such discharge and release of the Company.

ARTICLE 9

REDEMPTION

SECTION 9.01. Notice to Trustee. Article Eleven of the Original Indenture shall not apply to the Notes. Instead, the redemption provisions set forth in this Article 9 shall, with respect to the Notes, supersede in their entirety Article Eleven of the Original Indenture, and all references in the Original Indenture to Article Eleven thereof and redemption provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 9 and redemption provisions set forth in this Article 9, respectively. The Company may not redeem the Notes prior to November 1, 2012. On or after November 1, 2012 and prior to the Stated Maturity, the Company may redeem for cash all, but not less than all, of the Notes if the Last Reported Sale Price of the Company’s Common Stock equals or exceeds 130% of the Conversion Price then in effect for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice, at 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest, to, but excluding, the Redemption Date (the “Redemption Price”), unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of the Notes as of such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed. No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

SECTION 9.02. Redemption Notice. Not more than 45 calendar days but not less than 30 calendar days prior to the Redemption Date, the Company shall notify mail a notice of redemption (the “Redemption Notice”) by first-class mail to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at such Holder’s address set forth in the Security Register.

The notice shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date (which must be a Business Day);

(b) the Redemption Price;

(c) the Applicable Conversion Rate (including any Additional Shares pursuant to Section 4.06(a)) if a Holder converts its Notes in connection with the Company’s election to redeem the Notes.

(d) the name and address of the Paying Agent;

(e) that Notes must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture, interest on Notes shall cease to accrue on and after the Redemption Date;

(g) the paragraph of the Notes and/or provision of the Indenture pursuant to which the Notes are being redeemed;

(h) the CUSIP or ISIN number, if any, printed on the Notes; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the Redemption Notice as provided to it in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 9.03. Effect of Redemption Notice. Once Redemption Notice is mailed, all Notes shall become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 9.04. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.03 of the Original Indenture) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Redemption Price of, and if the Redemption Date falls after a Regular

Record Date but on or prior to the immediately succeeding Interest Payment Date, accrued and unpaid interest on, all Notes as of the Redemption Date, other than Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

SECTION 9.05. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Redemption Price of all Notes upon redemption of the Notes; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 9.04 exceeds the aggregate Redemption Price of all Notes Outstanding, then as soon as practicable following the Redemption Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01. Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH OF THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE AND EACH OF THE NOTES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

SECTION 10.02. Legal Holidays. All references in Section 1.14 of the Original Indenture to “Redemption Date” shall, for purposes of the Notes, be deemed to include references to “Fundamental Change Repurchase Date.”

SECTION 10.03. No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 10.04. Trust Indenture Act. This Supplemental Indenture will be subject to, and governed by, the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 10.05. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture, other than the parties hereto and their successors hereunder, any Authenticating Agent, Paying Agent, Conversion Agent, Bid Solicitation Agent or Security Registrar and the Holders.

SECTION 10.06. Calculations. Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices and Daily VWAP of the Common Stock, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent (if other than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

SECTION 10.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 10.08. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether or not so expressed. All agreements of the Trustee in this Supplemental Indenture will bind its successor.

SECTION 10.09. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 10.10. Separability Clause. In case any provision in this Supplemental Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.11. Ratification of Original Indenture. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, as if set forth herein in full.

SECTION 10.12. The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

SECTION 10.13. Corporate Obligation. No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the Capital Stock, shareholder, officer, director, employee or Affiliate of the Company or the Trustee or of any predecessor or successor of the Company or the Trustee with respect to the Company’s obligations on the Notes or the obligations of the Company or the Trustee under this Supplemental Indenture or any certificate or other writing delivered in connection herewith. Each Holder by accepting any of the Notes, waives and releases all such liability, to the extent permitted by law.

SECTION 10.14. No Adverse Interpretation of other Agreements. This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

GMX RESOURCES INC.

By:	/s/ James A. Merrill

Name:	James A. Merrill
Title:	Chief Financial Officer

[Trustee Signature Follows]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Geraldine Creswell
Name:	Geraldine Creswell
Title:	Vice President

SCHEDULE A

Make-Whole Table

The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes for each Stock Price and Effective Date set forth below pursuant to Section 4.06 of this Supplemental Indenture:

	Stock Price

Effective Date	$15.00	$18.75	$20.00	$22.50	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00

October 28, 2009	13.3334	10.0239	9.0039	7.4201	6.2577	4.6825	3.6724	2.9710	2.0592	1.4917	1.1060	0.8295	0.6244	0.4688

May 1, 2010	13.3334	9.7342	8.6991	7.1077	5.9548	4.4175	3.4492	2.7850	1.9296	1.3997	1.0393	0.7804	0.5878	0.4412

May 1, 2011	13.3334	9.0942	8.0151	6.3956	5.2599	3.8089	2.9382	2.3607	1.6358	1.1922	0.8899	0.6712	0.5072	0.3814

May 1, 2012	13.3334	8.2745	7.1297	5.4675	4.3562	3.0269	2.2897	1.8268	1.2682	0.9316	0.7012	0.5326	0.4046	0.3052

May 1, 2013	13.3334	7.0964	5.8639	4.1635	3.1133	1.9954	1.4606	1.1562	0.8090	0.6011	0.4568	0.3495	0.2668	0.2015

May 1, 2014	13.3334	5.1616	3.8318	2.1854	1.3446	0.6878	0.4817	0.3870	0.2789	0.2097	0.1603	0.1232	0.0944	0.0714

May 1, 2015	13.3334	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

A-1

SCHEDULE B

[FORM OF FACE OF GLOBAL NOTE]

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

GMX RESOURCES INC.

No.	$

4.50% Convertible Senior Note due 2015

CUSIP No.: 38011M AJ7

ISIN Number: US38011MAJ71

GMX Resources Inc., an Oklahoma corporation promises to pay to [Cede & Co., or its registered assigns]1, the principal sum of                      Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]2 on May 1, 2015.

Interest Payment Dates: May 1 and November 1.

Regular Record Dates: April 15 and October 15.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right, under certain circumstances, to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[1]	Use bracketed language for a Global Note.

[2]	Use bracketed language for a Global Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GMX RESOURCES INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes described in the within-named Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

GMX RESOURCES INC.

4.50% Convertible Senior Note due 2015

1.	Interest

(a) GMX RESOURCES INC., an Oklahoma corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of 4.50% per annum. The Company will pay interest semiannually on May 1 and November 1 of each year commencing on May 1, 2010. Interest on the Note will accrue from the most recent date on which interest has been paid or duly provided for, if no interest has been paid, from October 28, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

(b) The Company may elect to pay Additional Interest on this Note as a remedy for an Event of Default relating to a failure to file with the Trustee reports required under the Exchange Act pursuant to the terms of the Indenture and the Trust Indenture Act.

(c) Except as otherwise specifically set forth, all references herein to “interest” include Additional Interest that the Company elects to pay in connection with a failure to file reports required under the Exchange Act pursuant to the terms of the Indenture and the Trust Indenture Act.

2.	Paying Agent, Security Registrar and Conversion Agent

Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent, Security Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar or Conversion Agent without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Security Registrar or co-registrar, or Conversion Agent.

3.	Supplemental Indenture

The Company issued the Notes under an Indenture dated as of October 28, 2009 (the “Original Indenture”), between the Company and the Trustee as supplemented by the First Supplemental Indenture dated as of October 28, 2009 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “Trust Indenture Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

This Note is one of the Notes referred to in the Indenture issued in an initial aggregate principal amount of $86,250,000. Additional Notes may be issued in accordance with the Indenture.

4.	Conversion

Subject to and in compliance with the provisions of the Indenture (i) on or prior to the close of business on the Business Day immediately preceding February 1, 2015, upon the occurrence of certain events specified in the Indenture and (ii) on or after February 1, 2015 until the close of business on the Business Day immediately preceding the Stated Maturity of this Note, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, determined as set forth in the Indenture, based on an initial Conversion Rate of 53.3333 shares of Common Stock per $1,000 principal amount of Notes, as the same may be adjusted pursuant to the terms of the Indenture.

5.	Optional Redemption

Prior to November 1, 2012, the Notes will not be redeemable. On or after November 1, 2012 and prior to the Stated Maturity, the Company may redeem for cash at a price equal to the Redemption Price all, but not less than all, of the Notes if the Last Reported Sale Price of the Common Stock equals or exceeds 130% of the Conversion Price then in effect for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice.

6.	Repurchases upon Fundamental Change

Upon the occurrence of a Fundamental Change, the Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash at a price equal to the Repurchase Price all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date.

7.	Denominations, Transfer, Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Security Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or surrendered for conversion.

8.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.	Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

10.	No Recourse Against Others

No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the Capital Stock, shareholder, officer, director, employee or Affiliate of the Company or the Trustee or of any predecessor or successor of the Company or the Trustee with respect to the Company’s obligations on the Notes or the obligations of the Company or the Trustee under this Supplemental Indenture or any certificate or other writing delivered in connection herewith. Each Holder by accepting any of the Notes, waives and releases all such liability, to the extent permitted by law.

11.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

12.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

13.	GOVERNING LAW

THIS NOTE AND ANY CLAIM CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

14.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE3

GMX RESOURCES INC.

4.50% Convertible Senior Notes due 2015

The initial principal amount of this Global Note is EIGHTY-SIX MILLION, TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($86,250,000). The following exchanges, purchases or conversions of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[3]	For Global Notes only.

ATTACHMENT 1

[FORM OF CONVERSION NOTICE]

To:	GMX Resources Inc.

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and/or the shares, if any, issuable and deliverable upon such conversion, or for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto as set forth in Section 4.08 of the Supplemental Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes, if any, to be delivered, and the Person to whom cash, if any, and payment for fractional shares, if any, is to be made, if, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all, must be $1,000 or whole multiples thereof):

$

Social Security or other Taxpayer Identifying Number

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	GMX Resources Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from GMX Resources Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $ ,000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                                   hereby sell(s), assign(s) and transfer(s) unto                                                   (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                               attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee